UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 16, 2022

Perpetua Resources Corp.

(Exact name of registrant as specified in its charter)

British Columbia	001-39918	98-1040943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 S. 8th Street, Ste. 201 Boise, Idaho	83702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 901-3060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	PPTA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective December 16, 2022, Perpetua Resources Idaho, Inc. (“Perpetua”), a wholly owned subsidiary of Perpetua Resources Corp. (the “Company”), entered into an undefinitized Technology Investment Agreement (“TIA”) with the United States Department of Defense, Air Force Research Laboratory (“DOD”) for an award of up to $24,800,000 under Title III of the Defense Production Act (“DPA”). The funding objective of the TIA is to complete environmental and engineering studies necessary to obtain a Final Environmental Impact Statement, a Final Record of Decision, and other ancillary permits to sustain the domestic production of antimony trisulfide capability for defense energetic materials at the Stibnite Gold Project. The DOD award is an expenditure-based TIA whereby Perpetua may request reimbursement for certain costs incurred over the next 24 months related to environmental baseline data monitoring, environmental and technical studies and other activities related to advancing Perpetua’s construction readiness and the permitting process for the Stibnite Gold Project.

The TIA is subject to negotiation of a definitized agreement with the DOD. Until the agreement is definitized, the maximum funding available under the TIA is capped at $18,600,000, 75% of the not-to-exceed amount. Perpetua expects to enter into a definitized agreement in the first half of 2023. However, there is no assurance that Perpetua will be able to finalize the definitized agreement on the expected timeline or at all. The TIA contains customary terms and conditions for technology investment agreements, including ongoing reporting obligations.

Item 7.01	Regulation FD Disclosure.

On December 19, 2022, the Company issued a press release announcing the TIA. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference. Perpetua has applied for additional awards from the DOD under Title III of the DPA based on satisfaction of certain milestones related to the Stibnite Gold Project. Perpetua has not received a decision with respect to the supplemental funding. There can be no assurance that any additional funding will be provided or, if provided, the amount, timing and conditions of any such awards.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly incorporated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 19, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERPETUA RESOURCES CORP.

Dated: December 19, 2022	By:	/s/ Jessica Largent
Jessica Largent
Chief Financial Officer